AGREEMENT

AGREEMENT dated as of May 28, 2010 by and among George Foreman Productions, Inc. (“GF Productions”) and George Foreman (“Foreman”), on the one hand (collectively, the “Foreman Parties”), and George Foreman Ventures LLC (“GFV”) and George Foreman Enterprises, Inc. (“GFE”), on the other hand (collectively, the “GFE Parties”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided in Section 1.

RECITALS

WHEREAS, the Foreman Parties and the GFE Parties are Parties to an Assignment Agreement dated as of August 15, 2005 (the “Assignment Agreement”) pursuant to which the Foreman Parties assigned certain indicia of Foreman trademarks and other related intellectual property to GFV;

WHEREAS, GF Productions and GFV entered into a Services Agreement dated as of August 15, 2005 (the “Services Agreement”) pursuant to which GF Productions agreed to furnish certain personal services to GFV; and

WHEREAS, subject to the terms and conditions hereof, the Parties have agreed to, among other things, (i) the termination of the Assignment Agreement and the Services Agreement, (ii) the assignment by the GFE Parties of the Marks, the Foreman Indicia, the Indicia Rights and the Materials to the Foreman Parties and (iii) the license by the Foreman Parties of the Marks, the Foreman Indicia, the Indicia Rights and the Materials to GFV pursuant to Section 2 hereof;

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions.

“Action” means any claim (including, without limitation, any bona fide demand, written assertion of rights, or cease and desist notification), complaint, action, suit, petition or proceeding, mediation, arbitral action, government inquiry, criminal prosecution, administrative proceeding or other similar investigation.

“Affiliate” means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified.  For purposes of this definition, “control” (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of equity, voting or other interests, as trustee or executor, by contract or otherwise.

“Foreman Indicia” means the name, image, signature, voice, likeness, caricatures, sobriquets, and all other identifying features and indicia of the boxing celebrity Foreman, whether known on or before the date hereof or hereafter found or developed.

“GFE License Agreements” means the Shoe License Agreement, the Wellness Shake License Agreement and the Restaurant License Agreement.

“GFV Operating Agreement” means the Amended and Restated Limited Liability Company Agreement of GFV dated as of August 15, 2005 by and among GFE and the Foreman Parties.

“Indicia Rights” means the sole and exclusive right, throughout the universe in perpetuity, to use the Foreman Indicia, in whole or in part in connection with the manufacture, distribution, sale, advertising, promotion, and other exploitation of all products and the distribution, sale, advertising, promotion, and other exploitation of all services; including, without limitation, the following uses:  (i) on products; (ii) on product packages; (iii) on labeling; (iv) on signage; and (v) on any and all promotional and advertising messages and materials; by any and all means and media, both known and unknown, throughout the universe.

“Instride Ventures” means Instride Ventures LLC.

“Liability” means any and all debts, liabilities and obligations of any kind or nature, whether accrued or fixed, absolute or contingent, direct or indirect, matured or unmatured, due or to become due, or determined or determinable, including all costs and expenses relating thereto.

“Loss” means any Liability, loss, damage, claim, disbursement, cost, expense, penalty or settlement of any kind or nature, whenever incurred, including, but not limited to, interest or other carrying costs and reasonable legal, accounting and other professional fees and expenses actually incurred in the investigation, collection, prosecution and defense of claims, that may be imposed on or otherwise incurred or suffered by a Person.  “Loss” shall also include any costs or expenses actually incurred by a Person to enforce its rights under this Agreement.

“Marks” means:

GEORGE FOREMAN
GF SPORT BY GEORGE FOREMAN
GEORGE FOREMAN SIGNATURE
SIGNATURE COLLECTION BY GEORGE FOREMAN
GEORGE FOREMAN SAUCES
GEORGE FOREMAN KNOCKOUT
GEORGE FOREMAN SIGNATURE COLLECTION
COMFORT ZONE BY GEORGE FOREMAN
GEORGE FOREMAN LEAN MEAN CONTACT ROASTING MACHINE
GEORGE FOREMAN’S FUSION GRILL
BIG GEORGE

and all colorable variations thereof; and all other words, phrases, symbols and designs, and combinations of words, phrases, symbols and designs, that incorporate or otherwise refer to the Foreman Indicia, in whole or in part, and that have been used, are being used, or could be used, anywhere in the universe, as trademark or trade names or service marks or service names in any and all categories and classes of products and services, without limitation.

“Materials” means all materials created or produced using the Marks, the Foreman Indicia and/or Indicia Rights including, without limitation, all copyrights therein. (The Foreman Parties acknowledge that the GFE Parties purchased certain photographs from a third party and that such photographs remain the property of the GFE Parties; provided that the use of any such photographs (by the GFE Parties or any Person that may acquire such photographs) shall be subject to applicable laws).

“Party(ies)” means the Parties to this Agreement set forth on the signature page.

“Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, any successor statutes thereto, and the rules and regulations promulgated thereunder.

“Restaurant License Agreement” means the Promotion License Agreement and Services Agreement dated as of September 6, 2006 between UFood and GFV, as amended on June 12, 2007 and September 4, 2007.

“Shoe License Agreement” means the License Agreement dated as of April 20, 2007 between Instride Ventures and GFV.

“Subsidiary” means any Person in which another Person, directly or through Subsidiaries or otherwise, beneficially owns more than fifty percent of either the equity interests in, or the voting control, of such Person.

“Transaction Documents” means this Agreement and all other agreements, instruments, certificates and other documents entered into or delivered by any Party pursuant to the terms of this Agreement.

“UFood” means UFood Restaurant Group Inc. (formerly known as KnowFat Franchise Company, Inc.)

“Vita Ventures” means Vita Ventures LLC.

“Wellness Shake License Agreement” means the Trademark License and Services Agreement dated as of September 7, 2006 between Vita Ventures and G-Nutritional LLC, a wholly-owned subsidiary of GFV.

2.	Assignment Agreement.

(a)           The Parties hereby terminate the Assignment Agreement and all of the rights and obligations of the Parties thereunder.

(b)           The GFE Parties hereby sell, grant, assign and otherwise set over to the Foreman Parties, solely and exclusively and forever, irrevocably and unconditionally, all of their right, title and interest, of every nature and description, whether or not such rights are now known, recognize or contemplated, including the right to enforce the same for all past, present and future infringements, in and to:

(A)         the Foreman Indicia and the Indicia Rights;

(B)         the Marks, together with the goodwill of the business symbolized by the Marks, and the portion of the business appurtenant to the Marks, throughout the universe;

(C)         any and all registrations of, and applications to register, the Marks filed in the United States Patent and Trademark Office, in any states within the United States and anywhere else in the world; and

(D)         the Materials.

(c)           From and after the date hereof, the GFE Parties and each of the respective Affiliates shall cease and desist from any and all uses of, and shall not use, the Foreman Indicia, the Indicia Rights and/or the Marks, subject only to the licenses provided hereunder in this Section 2 to GFV for the use of the Foreman Indicia, the Indicia Rights, the Materials and/or the Marks solely in connection with and for the purpose of complying with and/or exercising its contractual rights, representations, commitments and obligations under the GFE License Agreements.

(d)           The Parties hereby terminate the Trademark Licensing Agreement dated as of April 2, 2007 between GFV as licensee and the Foreman Parties as licensor and all of the rights and obligations of the Parties thereunder.  From the date hereof until the termination of the Shoe License Agreement (as it may be extended by GFE), the Foreman Parties hereby grant to GFV a world-wide, fully paid, royalty free, non-exclusive license to use the Marks, the Foreman Indicia, the Indicia Rights and the Materials solely in connection with and for the purpose of complying and/or exercising its contractual rights, representations, commitments and obligations under the Shoe License Agreement.

(e)           From the date hereof until the termination of the Wellness Shake License Agreement (as it may be extended by GFE), the Foreman Parties hereby grant to GFV a world-wide, fully paid, royalty free, non-exclusive license to use the Marks, the Foreman Indicia, the Indicia Rights and the Materials solely in connection with and for the purpose of complying with and/or exercising its rights, contractual representations, commitments and obligations under the Wellness Shake License Agreement.

(f)           From the date hereof and during the term of the Restaurant License Agreement (as it may be extended by GFE), the Foreman Parties hereby grant to GFV a worldwide, fully paid, royalty free, non-exclusive license to use the Marks, the Foreman Indicia, the Indicia Rights and the Materials solely in connection with and for the purpose of complying and/or exercising its rights, contractual representations, commitments and obligations under the Restaurant License Agreement.

(g)           Notwithstanding anything in this Agreement or any of the GFE License Agreements to the contrary, each of the GFE Parties, on behalf of itself and each of its Affiliates, agrees that:

(i)           it will not approve or permit any Person to use any products, (other than any products that have been approved by Foreman prior to the date hereof) (currently the wellness shake, the diabetic shoes and inserts and the UFood restaurants)) packaging, advertising, sales or other promotional materials used in connection with any of the GFE License Agreements without the prior written consent of Foreman, which shall not be unreasonably withheld or delayed;

(ii)          upon the written request of Foreman, it will take all actions necessary to enforce on behalf of Foreman and his Affiliates provisions of the GFE License Agreements which may benefit Foreman and his Affiliates (e.g., indemnification, insurance, approval rights, etc.);

(iii)         it will not amend any of the GFE License Agreements; provided that the GFE Parties may extend the term of the GFE License Agreements;

(iv)         it will promptly forward to Foreman a copy of all notices, reports and any other correspondence it receives in connection with the GFE License Agreements (excluding any notice, report or correspondence that relates exclusively to royalty payments) that relate to the validity or ownership of the Marks, the Foreman Indicia, the Indicia Rights or the Materials or any claims by Persons relating to the safety of the products under the GFE License Agreements; and

(v)          it will use its commercially reasonable efforts to be available at the reasonable request of Foreman to discuss any activities related to the GFE License Agreements.

(h)           The licenses granted by the Foreman Parties pursuant to this Section 2 shall not be transferred or sublicensed except (i) for the licenses granted by GFV in connection with the GFE License Agreements and/or (ii) to a third party that acquires all or substantially all of the equity or assets of the GFE Parties (provided that the Foreman Parties acknowledge that the foregoing shall not preclude the customary industry practice of the licensees under the GFE License Agreements authorizing retail stores to display promotional materials previously approved by Foreman containing the Marks, the Foreman Indicia or the Indicia Rights to promote products under the GFE License Agreements).  The GFE Parties agree that none of the GFE License Agreements may be transferred or sublicensed by any of the parties thereto except that the Shoe License Agreement may be assigned or licensed as long as GFV complies with the right of first refusal provisions set forth in the Agreement dated as of May 28, 2010 (the “NationsHealth Agreement”) by and among the Foreman Parties, GFV and United States Pharmaceutical Group, L.L.C.

3.	Services Agreement.

(a)           The Parties hereby terminate the Services Agreement and (d) of the rights and obligations of the Parties thereunder.

(b)           The Foreman Parties shall furnish to the GFE Parties at their request up to an aggregate of 8 days (not to exceed 8 hours in a day) of personal services of Foreman (excluding a travel time) on or prior to the third anniversary of the date hereof which shall be used by the GFE Parties in connection with the GFE License Agreements; provided that (i) the services provided hereunder shall be performed at times and places convenient to Foreman and the subject to his other commitments, and Foreman shall not be required to perform services on any that would conflict with his community and religious obligations or other professional obligations and (ii) any personal services of Foreman during any day after the fifth day shall be conditional upon Foreman being paid $50,000 in advance of such day from the GFE Parties.  Notwithstanding the foregoing, it shall be a condition to Foreman’s furnishing of such personal services that(i) Foreman shall have the right to approve the general content of, and the use of, any of the Marks, the Foreman Indicia and Indicia Rights, in connection with the personal services, which approval shall not be unreasonably withheld or delayed; and (ii) Foreman shall be paid in advance for his reasonably anticipated out-of-pocket costs and expenses to be incurred in connection with the furnishing of the personal services (provided that (i) in the event Foreman’s actual documented expenses exceed the estimated expenses, Foreman shall reimburse the excess; and (ii) if Foreman’s actual documented expenses are less than the estimated expenses, the GFE Parties shall pay Foreman for such deficit).  The personal services to be provided hereunder shall include preparation of advertising, promotional, publicity and other materials; participation on camera, voice over or other services for one or more audiovisual recordings through commercials, infomercials and radio; audio recordings; still photographs; and/or participation in media interviews, press events or personal appearances; provided that Foreman shall not be required to furnish any personal services that could reasonably be expected to violate any provision of the NationsHealth Agreement.  The GFE Parties agree that, to the extent Foreman agrees to travel more than 50 miles outside of Houston, Texas in connection with the performance of his services, Foreman will be given a roundtrip first class ticket and, if used, a companion ticket (by air, if appropriate, and between Houston, Texas and the destination), exclusive limousine ground transportation and five-star first class hotel (suite, if available, plus a separate room for Foreman’s companion) accommodations.

4.	Board of Directors, Preferred Stock and Equity Agreements.

(a)           The Parties acknowledge and agree that:  (i) each of Foreman and George E. Foreman, Jr. resigned from the Board of Directors of GFE, the Board of Managers and GFV and all officer positions of GFE and GFV prior to the approval of this Agreement and the transactions contemplated hereby the Board of Directors of GFE and the Board of Managers of GFV; (ii)  the Foreman Parties waive the rights granted to the holders of the two shares of Series A Preferred Stock of GFE to elect two out of a total of six directors of the Board of Directors of GFE; and (iii) the Foreman Parties waive the right to designate two out of a total of six Managers of GFV.

(b)           In accordance with Section 2 of the Investor Rights Agreement dated as of August 15, 2005 (the ‘Investor Rights Agreement”) by and among GFE, Foreman and GF Productions, GFE will within 7 business days of the date hereof issue and deliver:  (i) 1,529,790 shares of GFE common stock to Foreman; and (ii) 269,963 shares of GFE common stock to GF Productions, in each case in exchange for all of the membership interests of Foreman and GF Productions, as applicable, in GFV.

(c)           The Registration Rights Agreement dated as of August 15, 2005 (the “Registration Rights Agreement”) by and among GFE, Foreman and GF Productions shall continue in full force and effect in accordance with the terms thereof; provided that the Foreman Parties hereby waive any right to receive shares of preferred stock pursuant to Section 2 of the Registration Rights Agreement.

(d)           The Investor Rights Agreement (the “Agreement”) is hereby terminated and the rights and obligations of the parties thereunder are null and void.

(e)           The GFV Operating Agreement shall continue in full force and effect; provided that: (i) notwithstanding anything in the Operating Agreement to the contrary, the Board of Managers remaining after the resignations pursuant to Section 4(a) hereof shall have full power and authority to approve this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby; and (ii) effective upon receipt by the Foreman Parties of the shares of GFE common stock pursuant to Section 4(b) hereof, GFE shall own all of the outstanding membership interests in GFV and none of the Foreman Parties shall have any rights or obligations thereunder.

5.	Representations and Warranties.

(a)           Each of the GFE Parties hereby jointly and severally represents and warrants to the Foreman Parties as follows:

(i)           Each of the GFE Parties is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)          Each of the GFE Parties has full power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a Party and to perform and observe fully its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of GFE and the Board of Managers of GFV.  Except for the approvals of the Board of Directors of GFE and the Board of Members of GFV provided herein, no other corporate proceedings on the part of the GFE Parties are necessary to approve, this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.  This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each of the GFE Parties and, assuming due authorization, execution and delivery by each of the Foreman Parties, this Agreement and the other Transaction Documents constitute valid and binding legal obligations of the GFE Parties which are Parties thereto, enforceable against each of the GFE Parties which are Parties thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and general principles of equity (the “Bankruptcy Exception”).

(iii)         The execution, delivery and performance of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby, do not and will not (x) conflict with or result in any violation of or constitute a breach or default under any provision of the Certificate of Incorporation or bylaws (or corporate organizational documents) of any of the GFE Parties or (y) violate any order, injunction or decree or other legal restraint or prohibition (“Injunction”) or any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, writ, edict, decree, rule, regulation, judgment, ruling, policy, guideline or requirement (“Law”) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any court, administrative agency or commission or other governmental authority or instrumentality (“Governmental Entity”) applicable to any of the GFE Parties or any of their respective properties or assets.

(iv)        No notice to and no permit, authorization, consent, waiver or approval of, declaration or filing with, any Governmental Entity or any other Person is necessary for the execution or consummation by any GFE Party of the transactions contemplated by this Agreement or the other Transaction Documents.

(v)         None of the GFE Parties nor any other Person has licensed, assigned, delegated, mortgaged, hypothecated, transferred or encumbered any rights granted to GFV under the Assignment Agreement except (i) to the extent found in the GFE License Agreements or (ii) for any such license, assignment or transfer to any of the Foreman Parties prior to the date hereof; provided that GFV and Northern Foods plc entered into a license agreement dated as of June 13, 2007, but such license has expired and all of the rights and obligations of the parties thereunder have terminated.  The GFE Parties have provided to Foreman’s counsel in connection with the preparation and negotiation of this Agreement a true, correct and complete copy of the GFE License Agreements.  Except as expressly provided herein, none of the GFE Parties or its Affiliates shall have any right to or interest in any of the Marks, the Foreman Indicia, Indicia Rights or Materials.

(vi)        The authorized common stock of GFE consists of 25,000,000 shares of common stock, par value $.01 per share.  Immediately prior to the issuance of shares of GFE common stock pursuant to Section 4(b) hereof, there are 3,289,006 shares of GFE common stock and 2 shares of GFE preferred stock issued and outstanding.  Except for stock options granted to current or former directors or officers of GFE since January 1, 2005, there are no outstanding options, warrants rights (including conversion or preemptive rights and rights of first refusal), stockholder agreements or agreements of any kind for the purchase or acquisition from GFE of any of its services.  All issued and outstanding shares of GFE common stock, including those issued pursuant to Section 4(b) hereof, have been duly authorized and validly issued and are fully paid and nonaccessible and were issued in compliance with all applicable laws concerning the issuance of securities.

(b)           Each of the Foreman Parties hereby jointly and severally represents and warrants to the GFE Parties as follows:

(i)           GF Productions is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(ii)          Each of the Foreman Parties has full power and authority to enter into, execute and deliver this Agreement and the other Transaction Documents to which it is a Party and to perform and observe fully his or its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by the Board of Directors of GF Productions.  No other corporate proceedings on the part of the Foreman Parties are necessary to approve this Agreement, the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby.  This Agreement and the other Transaction Documents have been duly and validly executed and delivered by each of the Foreman Parties and, assuming due authorization, execution and delivery by each of the GFE Parties, this Agreement and the other Transaction Documents constitute valid and binding legal obligations of the Foreman Parties which are Parties thereto, enforceable against each of the Foreman Parties which are Parties thereto in accordance with their respective terms, except as may be limited by the Bankruptcy Exception.

(iii)         The execution, delivery and performance of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby, do not and will not (A) conflict with or result in any violation of or constitute a breach or default under any provision of the Certificate of Incorporation or bylaws of GF Productions or (B) violate any Injunction or Law issued, enacted, adopted promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity applicable to any of the Foreman Parties or any of their respective properties or assets.

(iv)        They will use their reasonable efforts to be available at the reasonable request of the GFE Parties to approve, consider and respond to any request by the GFE Parties relating to the subject matter referred to in Section 2(g)(i) hereof.

6.	Deliveries.

(a)           As a condition to and inducement to the Foreman Parties’ willingness to enter into this Agreement, concurrently with the execution of this Agreement, GFE has delivered to the Foreman Parties:

(i)          certified copies of resolutions duly adopted by each of the board of directors of GFE and the board of managers of GFV authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby;

(ii)         a release of the Foreman Parties, George Foreman, Jr., George Foreman III and their respective officers, directors, employees, agents, representatives and legal counsel and agreement by Seymour Holtzman to vote in favor of a name change for GFE in the form attached hereto as Exhibit A executed by Seymour Holtzman; and

(iii)        a copy of the waiver agreements in the form attached hereto as Exhibit B from the holders of at least a majority in principal amount of the 8% Convertible Promissory Notes of GFE (the “Noteholder Waivers”).

(b)           As a condition to and inducement to the GFE Parties’ willingness to enter into this Agreement, concurrently with the execution of this Agreement, Foreman shall have delivered to the GFE Parties (i) a release of the GFE Parties, their respective Subsidiaries and their respective officers, directors, employees, agents, representatives and legal counsel and Seymour Holtzman in the form attached hereto as Exhibit C executed by each of George Foreman, Jr. and George Foreman III; and (ii) the signed amendment to the GFV Operating Agreement referred to in Section 4 (d) ; and

7.	Mutual Releases.

(a)           Each of GFE and GFV, on behalf of itself and its Subsidiaries, does hereby forever release, discharge and acquit each of GF Productions, Foreman, George Foreman Jr., George Foreman III and their respective officers, directors, employees, agents, representatives and legal counsel (collectively, the “Foreman Release Parties”) from any and all manner of Actions, whether class, derivative or individual in nature, in law or in equity for indemnity or otherwise, suits, debts, liens, commitments, contracts, agreements, obligations, premises, Liabilities, claims, demands, damages, losses, costs, or expenses, of any kind or nature whatsoever, known or unknown, suspected or unsuspected, fixed or contingent (collectively the “Claims”) based upon, arising from, or in any way connected with or related to any act, omission, or state of facts taken or existing on and/or prior to the execution of this Agreement.  Notwithstanding the foregoing, neither GFE nor GFV is releasing hereunder any of the Foreman Release Parties with respect to any claims arising under the terms of this Agreement, the Registration Rights Agreement, the NationsHealth Agreement or the other Transaction Documents.

(b)           Each of GF Productions and Foreman, does hereby forever release, discharge and acquit (i) the GFE Parties, their respective Subsidiaries and their respective officers, directors, employees, agents, representatives and legal counsel and (ii) Seymour Holtzman from all Claims based upon, arising from, or in any way connected with or related to any act, omission or state of facts taken or existing on and/or prior to the execution of this Agreement.  Notwithstanding the foregoing, Foreman is not releasing hereunder GFE or GFV with respect to any claims arising under the terms of this Agreement, the Registration Rights Agreement (except for a waiver of the rights described in Section 4(b) hereof), the NationsHealth Agreement or the other Transaction Documents.

8.	Indemnification.

(a)           From the date hereof through the sixth anniversary of the date thereof, each of the GFE Parties shall, jointly and severally, (i) indemnify and hold harmless Foreman, George Foreman, Jr. and George Foreman III (each, a “D&O Indemnified Party”) against all Losses incurred in connection with any Action arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of any of the GFE Parties, whether asserted or claimed prior to, at or after the date hereof, to the fullest extent permitted under the DGCL for directors or officers of Delaware entities as in effect on the date hereof, and (ii) use its commercially reasonable efforts to advance expenses as actually incurred by any D&O Indemnified Party in the defense of any such Action, upon receipt by any of the GFE Parties from the D&O Indemnified Party of a request therefore to the fullest extent permitted under the DGCL as in effect on the date hereof.

(b)           The Certificate of Incorporation and Bylaws of GFE shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of GFE than are presently set forth in the Certificate of Incorporation and Bylaws of GFE, which provisions shall not be amended, modified or repealed for a period of six years from the date hereof in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the date hereof, were officers or directors of GFE.

(c)           The GFV Operating Agreement shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of GFV than are presently set forth in the GFV Operating Agreement, which provisions shall not be amended, modified or repealed for a period of six years from the date hereof in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the date hereof, were officers or directors of GFV.

(d)           GFE shall use its commercially reasonable efforts to maintain the tail coverage provided for under the current directors’ and officers’ liability insurance policy maintained by GFE.

(e)           The provisions of this Section 8 are intended to be in addition to the rights otherwise available to current and former officers and directors of GFE and GFV and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their representatives.

9.	Other Post-Closing Covenants.

(a)           The GFE Parties agree that:  (i) at each future meeting of stockholders and action by written consent of stockholders of GFE, GFE shall use its commercially reasonable efforts to solicit votes in favor of removing any references to “George Foreman” or any derivative therefrom from the name of the company until such name change is approved by stockholders; and (ii) GFE shall promptly after such stockholder approval (x) file with the Delaware Secretary of State an amendment to GFE’s certificate of incorporation to reflect such name change and (y) amend the GFV Operating Agreement to remove any references to “George Foreman” or any derivative therefrom from the name of the company.

(b)           Each of the Parties shall use its commercially reasonable effort to deliver, or cause to be delivered, such further certificates, instruments and other documents, and to take, or cause to be taken, such further actions, as may be necessary, proper or advisable under applicable Law to consummate and make effective the transactions contemplated by this Agreement.

(c)           Each of the GFE Parties jointly and severally agrees to indemnify and hold harmless each of the Foreman Parties as to all Losses resulting from (i) a breach by any of the GFE Parties of its representations, warranties or agreements hereunder or (ii) any Action relating to products or services promoted, produced, sold and/or furnished by the GFE Parties or their Affiliates or any of their respective licensees under the GFE License Agreements

(d)           Each of the Foreman Parties jointly and severally agrees to indemnify and hold harmless each of the GFE Parties as to all Losses resulting from a breach by any of the Foreman Parties of its representations, warranties or agreements hereunder.

(e)           In the event that Foreman agrees to extend the term of the NationsHealth Agreement, or enters into a new agreement with NationsHealth covering core diabetic supplies, then Foreman agrees that GFV shall be entitled to 50% of all fees payable to Foreman under such extension or new agreement (other than personal appearance fees).

(f)           Foreman agrees that, except in connection with complying with and/or exercising his contractual rights, representations, commitments and obligations under the NationsHealth Agreement or any new or extended agreement with NationsHealth, he will not for a period of three years from the date hereof license to any Person the right to use the Marks, the Foreman Indicia or the Indicia Rights in connection with the sale of diabetic shoes or wellness shakes.  Foreman agrees to use his reasonable efforts to notify GFE prior to his marketing or sale of any vitamins at any time during the three years from the date hereof.

10.	Miscellaneous Provisions.

(a)           Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective successors and permitted assigns; provided, however, that except as permitted by Section 2(h) hereof, no Party shall assign or delegate this Agreement or any of its rights or obligations created hereunder without the prior consent of the other Party.  The representations, warranties and covenants shall survive the consummation of the transactions contemplated hereby.

(b)          Notices. All notices, requests, consents, instructions and other communications required or permitted to be given hereunder shall be in writing and hand delivered, sent by nationally-recognized, next-day delivery service or mailed by certified mail, return receipt requested, postage prepaid, addressed as set forth below; receipt shall be deemed to occur on the date of actual receipt or, if sent by a nationally-recognized, next-day delivery service, on the first business day after deposit with such service. All such communications shall be addressed as follows:

(i)           if to the GFE Parties, as follows:

George Foreman Enterprises, Inc.
100 N. Wilkes-Barre Boulevard
4th Floor
Wilkes-Barre, PA  18702
Attention:  Chief Executive Officer and General Counsel

with a copy (which shall not constitute notice) to:

Wright & Reihner
148 Adams Avenue
Scranton, PA  18503

Attention:  George Reihner, Esq.

(ii)          if to the Foreman Parties, to the address of Foreman on file with GFE on the date hereof, with a copy (which shall not constitute notice) to:

Morgan Lewis & Bockius LLP
77 West Wacker Drive
Chicago, Illinois 60601
Attention: Neal Aizenstein, Esq.

or such other address or Persons as the Parties may from time to time designate in writing in the manner provided in this Section.

(c)           Entire Agreement. This Agreement, together with the Schedules and Exhibits attached hereto, and the other Transaction Documents represent the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated herein and therein, and no representations, warranties or covenants have been made in connection with this Agreement, other than those expressly set forth herein and therein, or in the certificates delivered in accordance herewith or therewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the Parties relating to the subject matter of this Agreement and such other agreements and all prior drafts of this Agreement and such other agreements, all of which are merged into this Agreement.

(d)          Amendments and Waivers. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

(e)           Severability. This Agreement shall be deemed severable and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

(f)           Headings. The article and section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

(g)           Terms. All references herein to Articles, Sections, Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural shall include the other as the context may require. Unless otherwise expressly stated, the words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Subsection or other subdivision. The words “include” and “including” shall not be construed as terms of limitation.

(h)           Governing Law; Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to choice of law principles. Each Party hereto hereby agrees that any proceeding relating to this Agreement and the transactions contemplated hereby shall be brought only in a state court located in New York, New York, or a federal court located in New York, New York. Each Party hereto hereby consents to personal jurisdiction in any such action brought in any such New York state or federal court, consents to service of process by registered mail made upon such Party and such Party’s agent and waives any objection to venue in any such New York state or federal court and any claim that any such New York state or federal court is an inconvenient forum.

(i)           Remedies.  In addition to being entitled to exercise any rights provided herein or granted by Law, including recovery of damages, the Parties will be entitled to specific performance under this Agreement.  The Parties agree that monetary damages may not be adequate compensation for any Loss incurred by reason of any breach of obligations described in the foregoing sentence and herby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

(j)            Schedules and Exhibits. The Schedules and Exhibits attached hereto are a part of this Agreement as if fully set forth herein.

(k)           No Third Party Beneficiaries. Except as expressly contemplated in this Agreement, this Agreement shall be binding upon and inure solely to the benefit of each Party hereto and nothing in this Agreement is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

(l)            Expenses. The Parties shall each bear their own respective transaction fees and expenses (including fees and expenses of legal counsel, accountants, investment bankers, brokers, finders or other representatives and consultants) incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby.

(m)          Publicity.  Unless otherwise required by applicable Laws, no Party shall make any public announcements in respect of this Agreement or the transactions contemplated by this Agreement, or otherwise communicate with any news media regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, such consent not to be unreasonably withheld.  The Foreman Parties acknowledge and agree that GFE will file this Agreement on a Form 8-K with the Securities and Exchange Commission.

(n)           Non-Disparagement.  Except for truthful statements that may be made pursuant to legal process, including without limitation in litigation:

(i)          each of the GFE Parties agrees that neither it nor its directors or officers shall make or cause to be made any statement or communicate any information (whether oral or written) that disparages or reflects negatively on any of the Foreman Parties; and

(ii)          each of the Foreman Parties agrees that neither it nor its directors or officers shall make or cause to be made any statement or communicate any information (whether oral or written) that disparages or reflects negatively on any of the GFE Parties.

(o)           Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(p)           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.  Signed facsimile copies of this Agreement will legally bind the Parties to the same extent as original documents.

Remainder of this Page Intentionally Left Blank
Signature Page Follows

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

George Foreman Productions, Inc.

By:	/s/George Foreman
Name:
Title:

/s/ George Foreman
George Foreman

George Foreman Ventures LLC

By:	/s/Seymour Holtzman
Name:
Title:

George Foreman Enterprises, Inc.

By:	/s/Seymour Holtzman
Name:
Title:

STATE OF ______________)
                                                )           S.S.:
COUNTY OF ____________)

On this _______ day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, as _______________________ of George Foreman Ventures LLC, and that by his/her signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public

STATE OF ______________)
                                                )           S.S.:
COUNTY OF ____________)

On this _______ day of April, 2010, before me, the undersigned, a Notary Public in and for said State, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, as _______________________ of George Foreman Enterprises, Inc., and that by his/her signature on the instrument the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal

Notary Public

Exhibit A

RELEASE

THIS RELEASE (the “Release”) is made as of this 28th day of May, 2010 (the “Release”) by and between Seymour Holtzman, on the one hand (the “Releasor”), and George Foreman (“Foreman”), George Foreman Productions, Inc. (“GF Productions”), George Foreman, Jr. and George Foreman III, on the other hand (collectively, the “Released Parties”).

WHEREAS, this Release is delivered pursuant to that Agreement dated as of May 28, 2010 (the “Agreement”) by and among George Foreman Ventures LLC  and George Foreman Enterprises, Inc., on the one hand, and GF Productions and Foreman, on the other hand.

Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the partners hereby agree as follows:

The Releasor does hereby forever release, discharge and acquit the Released Parties and their respective officers, directors, employees, agents, representatives and legal counsel and from all Claims based upon arising from, or in any way connected with or related to any act, omission or state of facts taken or existing on or prior to the execution of this Release; provided, however, that the Releasor is not releasing hereunder Foreman or GF Productions with respect to any claims arising under the terms of the Agreement (“the “Released Claim”).

The Releasor acknowledges, agrees, covenants, represents and warrants that (i) it has not assigned, and will not assign, any Released Claim or potential Released Claim against the Released Party to any other party and (ii) it fully intends to release all Released Claims against the Released Party to the extent provided herein.

The Releasor further agrees that he will, and will cause his Affiliates to, vote in favor of actins proposed by George Foreman Enterprises, Inc. to eliminate any references to George Foreman from its name.

This Release shall be construed under, and, interpreted in accordance with, the laws of the State of New York as they exist on the day of this Release is executed, without giving effect to the choice or conflict of law provisions thereof.

This Release shall be binding upon and inure to the benefit of, and be enforceable by, the signatures hereto and their heirs, executors, admissions, successors and assigns.

This Release may be executed in one or more counter parts, all of which taken together shall constitute one and the same instrument.

Dated May _____, 2010	/s/Seymour Holtzman
Seymour Holtzman

ACKNOWLEDGEMENT:

Dated May 28, 2010	/s/George Foreman
George Foreman

George Foreman Productions, Inc.

Dated May 28, 2010	By:	George Foreman Jr.
Its:

Dated May 28, 2010	/s/George Foreman Jr.
George Foreman Jr.

Dated May 28, 2010	/s/ George Foreman, III
George Foreman, III

Exhibit B

CONSENT OF NOTEHOLDER

The Undersigned, being the holder of an 8% Convertible Promissory Note (“Note”) issued by George Foreman Enterprises, Inc. (“GFME”) on March 7, 2008 in the original principal amount of $_________, hereby consents to a waiver of Section 4.01(a) of the Note and Section 4(g) of the Securities Purchase Agreement* in connection with GFME’s execution of the proposed Agreement between George Foreman Ventures, LLC and GFME on one hand, and George Foreman and George Foreman Productions, Inc. on the other hand, in substantially the form presented to the Undersigned on May 6, 2010 by Seymour Holtzman.

The Undersigned acknowledges receipt of the May 6, 2010 letter from Seymour Holtzman, together with all attachments or enclosures referenced in the correspondence.

By:

Its:

Dated:  May ________, 2010

*  Refers to the Securities Purchase Agreement dated as of March 7, 2008 entered into between George Foreman Enterprises, Inc. and the Undersigned in connection with the issuance of the Note.

Exhibit C

RELEASE

THIS RELEASE (the “Release”) is made as of this 28th day of May, 2010 (the “Release”) by and between George Foreman III, on the one hand, (the “Releasor”) and George Foreman Ventures LLC (“GFV”) and George Foreman Enterprises, Inc. (“GFE”), on the other hand (collectively, the “Released Parties”).

WHEREAS, this Release is delivered pursuant to that Agreement dated as of May 28, 2010 (the “Agreement”) by and among George Foreman Productions, Inc. (“GF Productions”) and George Foreman (“Foreman”), on the one hand (collectively, the Foreman Parties”), and the Released Parties, on the other hand.

Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the partners hereby agree as follows:

The Releasor does hereby forever release, discharge and acquit the Released Parties, their respective Subsidiaries and their respective officers, directors, employees, agents, representatives and legal counsel and Seymour Holtzman from all Claims based upon arising from, or in any way connected with or related to any act, omission or state of facts taken or existing on or prior to the execution of this Release; provided, however, that (i) the Releasor is not releasing hereunder GFE or GFV with respect to any claims arising under the terms of the Agreement; and (ii) the Releasor shall remain entitled to (x) indemnification pursuant to the certificate of incorporation or bylaws of GFE and the amended and restated limited liability agreement of GFV and (y) coverage under any applicable director’s and officer’s liability insurance policy in effect on or prior to the date hereof (the “Released Claims”).

The Releasor acknowledges, agrees, covenants, represents and warrants that (i) it has not assigned, and will not assign, any Released Claim or potential Released Claim against the Released Party to any other party and (ii) it fully intends to release all Released Claims against the Released Party to the extent provided herein.

This Release shall be construed under, and, interpreted in accordance with, the laws of the State of New York as they exist on the day of this Release is executed, without giving effect to the choice or conflict of law provisions thereof.

This Release shall be binding upon and inure to the benefit of, and be enforceable by, the signatures hereto and their heirs, executors, admissions, successors and assigns.

This Release may be executed in one or more counter parts, all of which taken together shall constitute one and the same instrument.

Dated May 28, 2010	/s/George Foreman, III
George Foreman, III

ACKNOWLEDGEMENT:	George Foreman Ventures LLC

Dated May _____, 2010	By:	/s/Seymour Holtzman
Its:

George Foreman Enterprises, Inc.

Dated May _____, 2010	By:	/s/Seymour Holtzman
Its:

RELEASE

THIS RELEASE (the “Release”) is made as of this 28th day of May, 2010 (the “Release”) by and between George Foreman Jr., on the one hand, (the “Releasor”) and George Foreman Ventures LLC (“GFV”) and George Foreman Enterprises, Inc. (“GFE”), on the other hand (collectively, the “Released Parties”).

WHEREAS, this Release is delivered pursuant to that Agreement dated as of May 28, 2010 (the “Agreement”) by and among George Foreman Productions, Inc. (“GF Productions”) and George Foreman (“Foreman”), on the one hand (collectively, the Foreman Parties”), and the Released Parties, on the other hand.

Capitalized terms used herein and not defined shall have the meanings given to them in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the partners hereby agree as follows:

The Releasor does hereby forever release, discharge and acquit the Released Parties, their respective Subsidiaries and their respective officers, directors, employees, agents, representatives and legal counsel and Seymour Holtzman from all Claims based upon arising from, or in any way connected with or related to any act, omission or state of facts taken or existing on or prior to the execution of this Release; provided, however, that (i) the Releasor is not releasing hereunder GFE or GFV with respect to any claims arising under the terms of the Agreement; and (ii) the Releasor shall remain entitled to (x) indemnification pursuant to the certificate of incorporation or bylaws of GFE and the amended and restated limited liability agreement of GFV and (y) coverage under any applicable director’s and officer’s liability insurance policy in effect on or prior to the date hereof (the “Released Claims”).

The Releasor acknowledges, agrees, covenants, represents and warrants that (i) it has not assigned, and will not assign, any Released Claim or potential Released Claim against the Released Party to any other party and (ii) it fully intends to release all Released Claims against the Released Party to the extent provided herein.

This Release shall be construed under, and, interpreted in accordance with, the laws of the State of New York as they exist on the day of this Release is executed, without giving effect to the choice or conflict of law provisions thereof.

This Release shall be binding upon and inure to the benefit of, and be enforceable by, the signatures hereto and their heirs, executors, admissions, successors and assigns.

This Release may be executed in one or more counter parts, all of which taken together shall constitute one and the same instrument.

Dated May 28, 2010	/s/George Foreman, Jr.
George Foreman, Jr.

ACKNOWLEDGEMENT:	George Foreman Ventures LLC

Dated May _____, 2010	By:	/s/Seymour Holtzman
Its:

George Foreman Enterprises, Inc.

Dated May _____, 2010	By:	/s/Seymour Holtzman
Its: